                                                                  EXHIBIT 23(a)


                [Sutherland, Asbill & Brennan L.L.P. letterhead]






                                        April 10, 1997




Board of Directors
Valley Forge Life Insurance Company
CNA Plaza
Chicago, IL  60685

Directors:

                We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed by Valley Forge Life Insurance Company (Reg. File No. 333-02093) with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        Very truly yours,

                                        SUTHERLAND, ASBILL, & BRENNAN, L.L.P.


                                        By:  /s/ Kimberly J. Smith
                                        Kimberly J. Smith